UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2010

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2009, the Company was notified by the NASDAQ Listing Qualifications Department that, for the previous 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Market under NASDAQ Listing Rule 5450(a)(1). The Company, in accordance with NASDAQ Listing Rule 5810(c)(3)(A), had been provided 180 calendar days, or until May 11, 2010, to regain compliance with the minimum $1.00 per share requirement. If at any time during that grace period the bid price of the Company’s common stock closed at or above $1.00 per share for a minimum of ten consecutive days, the NASDAQ Stock Market would provide the Company with a written confirmation of compliance and the matter would be closed.

On January 27, 2010, the Company was notified by NASDAQ Listing Qualifications Department that the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least ten consecutive business days. Accordingly, the Company has regained compliance with Listing Rule 5450(a)(1) and this matter is now closed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

January 28, 2010	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer